As filed with the Securities and Exchange Commission on February 5, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCHRÖDINGER, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	95-4284541
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

120 West 45th Street, 17th Floor

New York, New York 10036

(212) 295-5800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ramy Farid, Ph.D.

President and Chief Executive Officer

Schrödinger, Inc.

120 West 45th Street, 17th Floor

New York, New York 10036

(212) 295-5800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Cynthia T. Mazareas, Esq. Steven D. Singer, Esq. Scott N. Lunin, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 (617) 526-6000	Yvonne Tran, Esq. Executive Vice President and Chief Legal Officer Schrödinger, Inc. 120 West 45th Street, 17th Floor New York, New York 10036 (212) 295-5800	Richard C. Segal, Esq. Divakar Gupta, Esq. Alison A. Haggerty, Esq. Cooley LLP 55 Hudson Yards New York, New York 10001 (212) 479-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-235890

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	2,164,704	$17.00	$36,799,968	$4,777

(1)	Includes 282,352 shares of common stock the underwriters have the option to purchase.
(2)	Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended, based on the initial public offering price.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.01 per share, of Schrödinger, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1, as amended (File No. 333-235890), which was declared effective by the Commission on February 5, 2020, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Richards, Layton & Finger, P.A.

23.1	Consent of KPMG LLP, independent registered public accounting firm

23.2	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-235890) filed with the Commission on January 10, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 5th day of February, 2020.

SCHRÖDINGER, INC.

By:	/s/ Ramy Farid Ramy Farid, Ph.D. President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ramy Farid Ramy Farid, Ph.D.	President and Chief Executive Officer, Director (Principal Executive Officer)	February 5, 2020

/s/ Joel Lebowitz Joel Lebowitz	Chief Financial Officer (Principal Financial Officer)	February 5, 2020

/s/ Jenny Herman Jenny Herman	Vice President, Controller (Principal Accounting Officer)	February 5, 2020

* Michael Lynton	Chairman of the Board	February 5, 2020

* Richard Friesner, Ph.D.	Director	February 5, 2020

* Rosana Kapeller-Libermann, M.D., Ph.D.	Director	February 5, 2020

* Gary Sender	Director	February 5, 2020

* Nancy Thornberry	Director	February 5, 2020

* Timothy Wright, M.D.	Director	February 5, 2020

*By:	/s/ Ramy Farid
Ramy Farid
Attorney-in-fact